Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Citizens Financial Services, Inc.:

•	Registration Statement on Form S-8 relating to the Citizens Financial Services, Inc. 2016 Equity Incentive Plan (File #333-211662)
•	Registration Statement on Form S-3/D related to the Citizens Financial Services, Inc. Dividend Reinvestment Plan (File #333-187451)

of our report dated March 7, 2024, with respect to the consolidated financial statements of Citizens Financial Services, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Citizens Financial Services Inc. for the year ended December 31, 2023.

Cranberry Township, Pennsylvania
March 7, 2024

PITTSBURGH, PA	PHILADELPHIA, PA	WHEELING, WV	STEUBENVILLE, OH
2009 Mackenzie Way • Suite 340	2100 Renaissance Blvd. • Suite 110	980 National Road	511 N. Fourth Street
Cranberry Township, PA 16066	King of Prussia, PA 19406	Wheeling, WV 26003	Steubenville, OH 43952
(724) 934-0344	(610) 278-9800	(304) 233-5030	(304) 233-5030

S.R. Snodgrass, P.C. d/b/a S.R. Snodgrass, A.C. in West Virginia